EXHIBIT 10.1           International Distributor Agreement

                      International Distributor Agreement

This Authorized International Distributor Agreement (the "Agreement") is made between Adele Paulsen, business woman, of 7744 Morley Street, Burnaby, B.C., Canada V2P 2K5 (hereinafter referred to as "PAULSEN" ) and Dura Track Enterprises, Inc., a company duly incorporated in the State of Nevada, of Suite 6-D, 3638 North Rancho Drive, Las Vegas, Nevada, USA 89130 (hereinafter referred to as "DT").

a) PAULSEN owns certain injection molds, including the products listed in Exhibit A hereto (hereinafter referred to as "PAULSEN Products"). This Agreement pertains to PAULSEN Products as defined in this Agreement and to any other products that are now, or may hereafter be, published, manufactured or distributed by PAULSEN.

b) PAULSEN Products are distributed under trademarks and trade names having a valuable reputation and goodwill that belong exclusively to PAULSEN.

c) DT Products are distributed under trademarks and trade names having a valuable reputation and goodwill that belong exclusively to DT.

d) PAULSEN and DT recognize that in order for PAULSEN Products and DT Products to compete effectively in the marketplace, it is believed necessary that they be marketed through Dealers (as that term is defined herein). DT and PAULSEN further recognize that successful marketing of PAULSEN Products and DT Products depend upon the ability of DT to select and maintain Dealers to provide PAULSEN Products and DT Products, and to provide a high level of support, training and assistance to such Dealers in marketing PAULSEN Products and DT Products.

e) PAULSEN and DT desire that DT act as an independent exclusive distributor of PAULSEN Products and DT Products whereby PAULSEN shall be paid 20% (twenty percent) of the gross proceeds for DT'S acquiring a right to distribute PAULSEN Products under the terms and conditions set forth below.

f) Both PAULSEN and DT warrant that each of the signatories each have the due authority and capacity to represent their respective organization in this Agreement. PAULSEN further warrants that it is the owner or exclusive licensee of all intellectual property and proprietary rights in and has the right to grant the DT the rights contemplated in the Agreement.

g) NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, PAULSEN and DT agree as follows:

2)  DEFINITIONS

Whenever used in this Agreement, the following terms shall have the following specified meanings:

a) "Dealer" means the Person or organization to which DT promotes and sells PAULSEN Products and/or DT Products, and who then promotes and sells to end customers. DT may classify a sub-distributor as a Dealer or visa-versa.

b) "DT Documentation" means any and all user licenses, licenses, manuals, specifications, user guides and other documentation regarding the DT Drapery Hardware prepared by or on behalf of DT in connection with the DT Hardware.

c) "DT Products" means DT drapery hardware (but does not include any other items which DT is precluded from distributing to or through DT by virtue of any existing license or distribution agreement with any other Person.)

d) "DT Hardware" means retail/wholesale drapery hardware systems and individual components as set forth in Schedule A. DT Hardware includes all products custom developed by PAULSEN at the request of DT. PAULSEN, at all times, remains the sole owner of the molds and products.
e) "PAULSEN Documentation" means any and all manuals, specifications, user guides and other documentation pertaining to the PAULSEN Hardware prepared by or on behalf of PAULSEN in connection with the PAULSEN Hardware.

f) "PAULSEN Products" means PAULSEN Hardware and PAULSEN Documentation, but does not include any drapery hardware, or documentation or other items which PAULSEN is precluded from distributing to or through DT by virtue of any existing license or distribution agreement with any other Person.

h) "PAULSEN Hardware" means retail/wholesale drapery hardware systems and individual components as set forth in Schedule A produced and/or distributed by PAULSEN which may be modified or amended from time to time.

i)  "Market" shall mean the retail/wholesale drapery hardware.

j) "Person" means an individual, corporation, partnership, trust, association, entity, governmental authority of any other person.

k) "Territory" are those countries, regions and/or languages described in Exhibit B, attached to this Agreement.

3)  Basic Transaction

Subject to the terms and conditions of this Agreement, DT wishes to obtain exclusive marketing to all drapery hardware components owned by PAULSEN and right to use PAULSEN moulds to produce such products. DT shall pay PAULSEN a royalty of 20% (twenty percent) of the gross sales amount with an annual minimum royalty of $50,000 (fifty thousand dollars) in legal US currency.

4)  Appointment as Authorized PAULSEN Distributor

a)  Exclusive Appointment

Subject to the terms and conditions of this Agreement, PAULSEN hereby appoints DT, and DT hereby accepts such appointment, as an independent, exclusive distributor of PAULSEN Products in the Market for the Territory as set forth in Exhibit B to this Agreement. Subject to the terms and conditions of this Agreement, PAULSEN hereby appoints DT, and DT hereby accepts such appointment, as an independent, exclusive distributor of DT Products in the Territory.

b)  Nature of Distribution

DT'S appointment only grants to DT a right to distribute PAULSEN Products and DT Products to DT'S Dealers, end users and customers, and does not transfer any title or claim of ownership in any PAULSEN Product to DT, except as provided in this license.

c)  Limitations

DT's appointment is limited to distribution of PAULSEN Products and DT Products to Dealers, end users and customers in the Market for the Territory. DT may appoint a Dealer(s) or other Person(s) to distribute PAULSEN Products and/or DT Products in the Territory.

d)  Hardware Distribution License

PAULSEN hereby grants to DT, and DT hereby accepts, subject to the terms and conditions of this Agreement, the exclusive right to manufacture, copy, distribute, sell, market, lease, rent, operate, service and otherwise commercialize and exploit the PAULSEN Product in the Market, directly and through Dealers, in the Territory.
e)  Obligations of DT

DT warrants and represents that DT has and will maintain, the capacity, facilities and personnel necessary to carry out its obligations under this agreement and in particular that:

i) DT will conduct business in a manner that reflects favorably on the goodwill and reputation of PAULSEN.

ii) DT will avoid deceptive, misleading or unethical practices detrimental to PAULSEN, PAULSEN Products, Dealer(s) or the public, including but not limited to making representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of PAULSEN Products that are inconsistent with the literature distributed by PAULSEN, including all warranties and disclaimers contained in PAULSEN Documentation.

iii) DT will use its reasonable efforts to market PAULSEN Products both vigorously and aggressively to Dealers within the Territory and to distribute PAULSEN Products within the Territory.

iv) DT will not market PAULSEN Products or DT Products outside the Territory without the prior express written consent of PAULSEN, which consent must be received from PAULSEN prior to any sale of PAULSEN Product or DT Product.

v) DT shall be responsible for translating PAULSEN Product advertising and promotional materials into the languages of the Territory.

vi) DT will authorize and maintain Dealers that it believes have the financial capacity, facilities, technical capacity and desire to competently market and support PAULSEN Products.

vii) Prior to engaging in any transaction with a Dealer involving any PAULSEN Products and/or DT Products, DT and the Dealer shall execute an agreement. DT will ensure that such agreement with the Dealer will include language necessary to enforce any sections of this Agreement which pertain to a Dealer's distribution of PAULSEN or DT Products.

DT shall ensure direct and indirect compliance with this Agreement by itself and all Dealers obtaining the agreement of such parties for the benefit of DT and PAULSEN to be bound by these sections and to obtain such covenants from any further Dealers within all agreements with such parties.

viii) DT will not sell, giveaway, loan or otherwise provide PAULSEN Products and/or DT Products to any Dealer or organization that engages in illegal trade practices.

ix) DT will not to add to, delete or otherwise vary any of the terms and conditions of this Agreement without the prior written consent of PAULSEN.

x) DT will not distribute any PAULSEN Products or DT Products under any trade names or trademarks other than those employed by PAULSEN with respect thereto, except where agreed to in writing by PAULSEN. DT may distribute PAULSEN Products or DT Products where:

(a) All PAULSEN Products containing or labeled with trademarks, trade names or copyrights owned or managed by PAULSEN will be manufactured under the management of PAULSEN to strict quality assurance of PAULSEN.

(b) All DT Products containing or labeled with trademarks, trade names or copyrights owned or managed by PAULSEN will be manufactured under the management of PAULSEN to strict quality assurance of PAULSEN.

(c) All DT Products manufactured solely containing or labeled with trademarks, trade names or copyrights owned or managed by DT will be manufactured under the management of PAULSEN to strict quality assurance of PAULSEN, and no such trademarks, trade names or copyrights may be used by PAULSEN without prior written approval of DT. Said manufacturer and manufacturer's terms and conditions shall be approved by DT.

(d) Should DT desire PAULSEN to develop a new product or modify the current packaging on behalf of the DT, said development and modifications will be subject to terms and conditions as the parties may agree to as set out in a separate contract.

xi) DT shall comply with PAULSEN programs for in-warranty replacement and post-warranty support for PAULSEN Products and for DT Products which contain any PAULSEN trademarks, trade names or copyrights.

xii) DT will comply with applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealing with Dealers and with respect to PAULSEN Products and DT Products.

xiii) DT will distribute PAULSEN Products and DT Products with all packaging, warranties, and disclaimers intact as shipped from PAULSEN, and will instruct each of its Dealers as to the nature and terms of such as applicable to the PAULSEN Hardware and/or DT Hardware.

xiv) DT acknowledges that PAULSEN'S export of the PAULSEN Products and DT Products may be subject to compliance with the Export Administration Act Regulations of the Department of Commerce of the United States, as amended, and other export controls of the United States ("Export Laws"), which restrict the export and re-export of drapery hardware ("Direct Product" as used hereafter means the immediate product, including processes and services, derived from the use of PAULSEN Products and DT Products). DT agrees and shall cause each of its Dealers, employees, agents, representatives and assignees to agree not to export or re-export any PAULSEN Products and/or DT Products to any prohibited country, as such is defined by the Export Laws, provided PAULSEN has advised DT which countries are prohibited countries. DT agrees to indemnify PAULSEN against any claim, demand, action, proceeding, investigation, loss, liability, cost and expense, including, without limitation attorney's fees, suffered or incurred by PAULSEN and arising out of or related to any violation (whether intentional or unintentional) by DT its employees, agents, representatives and Dealers of any of the warranties or covenants of this Section 4(e)(xiii).

xv) DT acknowledges that exclusive and non-exclusive distribution is subject to all current and future OEM (Original Equipment Manufacturer) or Bundle agreements executed by PAULSEN. The identity of the other parties, and all discussion and forms of agreements are specifically excluded from this agreement.

xvi) DT will advise PAULSEN promptly concerning any market information that comes to DT'S attention regarding PAULSEN Products or DT Products, PAULSEN'S market position or the continued competitiveness of PAULSEN Products or DT Products in the marketplace.

xvii) Advertising and marketing of PAULSEN Products and DT Products in the Territory will be the sole responsibility of the DT. DT may not advertise or promote PAULSEN Products in any form or media, including all print and electronic medium, which may be deemed in the reasonable opinion of PAULSEN, taking into account cultural difference in the Territory, inappropriate and subject PAULSEN to ridicule, scandal reproach, scorn or degrade.

5)  Inspections, Records and Reporting

a)  Reports

DT will provide to PAULSEN, within one hundred and twenty (120) days of signing this Agreement and on an annual basis thereafter, written reports, in electronic format, showing:

i) A summary of the marketing plan relating to PAULSEN Products and DT Products, including summary of advertising, public relations and other promotional efforts completed or in progress by the DT.

ii) Any other information PAULSEN reasonably requests relating to sales made or forecasted sales of PAULSEN Products and DT Products.

b)   Notification

DT will notify PAULSEN in writing of any claim or proceeding involving PAULSEN Products or DT Products within thirty (30) days after DT learns of such claim or proceeding. DT will also report promptly to PAULSEN all claimed or suspected product defects.

c)   Records

DT will maintain, for at least two (2) years after termination of this Agreement, its records, contracts and accounts relating to distribution of PAULSEN Products and DT Products and will permit examination thereof by authorized representatives of PAULSEN at all reasonable times at PAULSEN'S sole expense.

6)  Trademarks, Trade Names and Copyrights

a) During the term of this Agreement, DT is authorized by PAULSEN to use the trademarks PAULSEN uses for PAULSEN Products in connection with DT'S advertisement, promotion and distribution of PAULSEN Products and DT Products. Such usage is subject to approval by PAULSEN before use of said trademark.

b) As both a covenant by DT and a condition of PAULSEN'S authorization of DT'S distribution, DT will include on each copy of the PAULSEN Products and/or DT Products that it distributes, and on all containers and storage media therefore, all trademark, copyright and other notices of proprietary rights included by PAULSEN on such PAULSEN Products and/or DT Products unless such products are manufactured under the DT'S trademarks solely. DT agrees not to alter, erase, deface or overprint any such notice on anything provided by PAULSEN.

c) DT has paid no consideration for the use of PAULSEN'S trademarks, logos, copyrights, trade secrets, trade names or designations, and nothing contained in this Agreement shall give DT any interest in any of them. DT acknowledges that PAULSEN owns and retains all proprietary rights in all PAULSEN Products and DT Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark, trade name, trade secret, copyright or logo belonging to or licensed to PAULSEN (including, without limitation, any act, or assistance to any act, which may infringe or lead to the infringement of any copyright in the PAULSEN Products), except as provided for herein. DT agrees not to attach any additional trademarks, logos or trade designations to any PAULSEN Product or DT Product, unless such DT Product is manufactured without the use of any PAULSEN trademarks, trade names or copyrights.

d) Upon expiration or termination of this Agreement, DT will forthwith cease all display, advertising and use of all PAULSEN names, marks, logos and designations.

e) DT agrees to use reasonable efforts to protect PAULSEN'S proprietary rights and to cooperate fully in PAULSEN'S effort to protect its proprietary rights. Such efforts do not however include any payment for enforcement of such rights.

f) DT understands and agrees that PAULSEN will suffer irreparable harm in the event that DT fails to materially comply with any of its obligations pursuant to this Section 6, and that monetary damages in such event would be substantial and inadequate to compensate PAULSEN. Consequently, in such event PAULSEN shall be entitled, in addition to such monetary relief as may be recoverable by law, to such temporary, preliminary and/or permanent injunctive relief as may be necessary to restrain any continuing or further material breach by DT, without showing or proving any actual damages sustained by PAULSEN.

g) DT shall promptly report to PAULSEN any known breach by any Person, of the Agreement, of which DT becomes aware, and of the known making by any Person of any unauthorized copy of any PAULSEN Products. PAULSEN shall have the right, but not the obligation, to pursue any of all such infringements.

h) PAULSEN agrees that all trade names and trademarks owned by DT and used on PAULSEN Products and/or DT Products shall remain the property of DT and may not at any time during or after termination of this agreement be used by PAULSEN in connection with PAULSEN Products or otherwise.

7)  Assignment

a) DT is appointed an authorized PAULSEN distributor because of DT'S commitments in this Agreement, and further because of PAULSEN'S confidence in DT, which confidence is personal in nature. DT may assign this Agreement, in whole but not in part, to corporations or other business entities controlled, directly or indirectly, where there is a minimum 51% (fifty-one percent) controlling interest by DT. Such assignment must receive prior written approval by PAULSEN and such approval cannot be unreasonably withheld. Such assignment is automatically revoked and returned to DT where the controlling interest, DT, in the assignee, is reduced below 51% (fifty-one percent).

b) DT and/or any and all assignees may not delegate its duties hereunder without the prior written consent of PAULSEN and any attempted delegation without the required consent shall be void. Further, any assignment shall not relieve DT from its duties and obligations under this Agreement.

c) PAULSEN may assign this Agreement to a subsidiary or entity controlling, controlled by or under common control with PAULSEN. Written notice will be made to DT in the event that PAULSEN assigns this Agreement.

d) The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

8)  Duration and Termination of Agreement

a)  Term

This Agreement is for a term as defined in Exhibit B from the effective date as outlined in Section 14(d). Nothing contained herein shall be interpreted as requiring either party to renew or extend this Agreement. Notwithstanding the provisions of this Section 8(a), or any other provisions of this Agreement, this Agreement may be terminated prior to the expiration of its stated term as set forth below.

b)  Renewal Term

This Agreement may be renewed for a renewal term as defined in Exhibit B. The option to renew this Agreement must be agreed in writing by both parties sixty (60) days prior to the expiration of its stated term. All terms of this Agreement, except financial, shall remain in effect during any renewal terms, unless agreed to in writing by both parties to this Agreement.

c)  PAULSEN Termination for Cause

PAULSEN may terminate this Agreement at any time prior to the expiration of its stated term in the event that DT fails to perform any material obligation, warranty, duty or responsibility or is in default with respect to any term or condition under this Agreement and such failure or default continues unremedied for a period of thirty (30) days after notice of failure or default from PAULSEN.

d)  Automatic Termination

This Agreement terminates automatically, with no further act or action of either party, if a receiver is appointed for DT or its property, DT makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against DT under any bankruptcy, insolvency or debtor's relief law, or DT is liquidated or dissolved.

e)  Effect of Termination

i)  Upon termination of this Agreement:

ii) PAULSEN, at its option, may reacquire any or all PAULSEN Products and/or DT Products then in DT'S possession at DT'S cost.

iii) For a period of two (2) years after the date of termination, DT shall make available to PAULSEN for inspection and copying all books and records of DT that pertain to DT'S performance of and compliance with its obligations, warranties and representations under this Agreement.

iv) DT shall cease using any PAULSEN trademark, logo or trade name, and PAULSEN shall cease any manufacturing or other use of the DT'S trademarks, logos or trade names.

f)  No Damage for Termination

i) NEITHER PAULSEN NOR DT SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT. Neither PAULSEN nor DT shall be liable to the other on account of termination or expiration of this Agreement for reimbursement or damages for loss of goodwill, prospective profits or anticipated orders, or on account of any expenditures, investments, leases or commitments made by either PAULSEN or DT or for any other reason whatsoever based upon or growing out of such termination or expiration.

ii) DT acknowledges and agrees that (1) DT has no expectation and has received no assurances that its business relationship with PAULSEN will continue beyond the stated term of this Agreement or its earlier termination in accordance with this Section 8, that any investment by DT in the promotion of PAULSEN Products and/or DT Products will be recovered or recouped, or that DT shall obtain any anticipated amount of profits by virtue of this Agreement; and (2) DT shall not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of PAULSEN Products or in any goodwill created by its efforts hereunder.

iii) THE PARTIES ACKNOWLEDGE THAT THIS SECTION 8(f) HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR PAULSEN AND DT TO ENTER INTO THIS AGREEMENT AND THAT NEITHER PAULSEN NOR DT WOULD HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

g)  Survival

PAULSEN'S rights and DT'S obligations under Section 4(e)(ii) and 4(e)(x), 5(c), 6, 10, 11, 13 and 14 shall survive termination of this Agreement.

9)  Relationship of the Parties

DT'S relationship with PAULSEN during the term of this Agreement will be that of an independent distributor. DT will not have, and will not represent that it has, any power, right or authority to bind PAULSEN, or to assume or create any obligation or responsibility express or implied, on behalf of PAULSEN or in PAULSEN'S name, except as herein expressly provided. Nothing stated in this Agreement shall be construed as making DT and PAULSEN partners, nor as creating the relationships of employer/employee, franchiser/franchisee, or principal/agent between the parties. In all matters relating to this Agreement, neither DT nor its employees or agents are, or shall act as, employees of PAULSEN within the meaning or application of any obligations or liabilities to PAULSEN by reason of an employment relationship. DT shall reimburse PAULSEN for and hold it harmless from any liabilities or obligations imposed or attempted to be imposed upon PAULSEN by virtue of any such law with respect to employees of DT in performance of this Agreement. Payment to employees of DT employed or utilized by PAULSEN are payable by DT to the extent funds are available in DT.

10)  Indemnification

a)  Indemnification of DT

PAULSEN agrees to defend, indemnify and hold DT harmless for any loss, damage or liability for any claimed infringement of any U.S.A. patent right, copyright and trade secrets, or other proprietary rights asserted by any third person arising out of DT'S improper use of any PAULSEN Products, provided (1) that PAULSEN is promptly notified in writing by DT of any such claim against DT, (2) that DT authorizes PAULSEN to assume sole control over the defense of any such claim thereafter, together with the right to settle or compromise such claim, and (3) that DT makes available to PAULSEN such information, assistance and authority as may be reasonably requested by PAULSEN in order to enable PAULSEN to defend any such claim.

In the event any such claim is asserted, PAULSEN shall have the right without limitation, at its option either (a) to obtain such rights and/or licenses from the claimant as may be necessary to enable DT to continue using and/or marketing the PAULSEN Products which are the subject of the claim, and/or (b) to modify the PAULSEN Products with respect to which such claim is asserted so as to avoid further claimed infringement by such Person. PAULSEN further agrees to indemnify and hold harmless DT or any Dealer from and against any and all liabilities, costs, damages and expenses (including legal costs) arising out of or in connection with any issue for warranty.

b)  No Combination Claims

Notwithstanding Section 10(a), PAULSEN shall not be liable to DT for any claim arising from or based upon the combination, operation or use of any PAULSEN Product or DT Product with equipment, data or programming supplied by or not supplied by PAULSEN, or arising from any alteration or modification of PAULSEN Products or DT Products.

c)  Indemnification of PAULSEN

DT agrees to indemnify PAULSEN (including reasonable attorneys' fees and costs of litigation) against and hold PAULSEN harmless from any and all claims by any other party resulting from DT'S improper acts (other than the mere marketing of PAULSEN Products), omissions or representations, regardless of the form of action.

11) Disclaimer of Warranties; Limited Liability

a)  Disclaimer of Warranties

TO THE EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT AS PROVIDED IN SECTION 11(b), ALL PAULSEN HARDWARE AND DT HARDWARE IS DELIVERED "AS IS'' AND WITHOUT EXPRESS OR IMPLIED WARRANTY OF ANY KIND BY EITHER PAULSEN OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION OR DELIVERY OF SUCH HARDWARE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

b)  Limited Warranty

PAULSEN warrants to DT that it shall fully and faithfully honor its obligations to all users pursuant to its warranty agreement. Satisfaction by PAULSEN of its obligations pursuant thereto shall be PAULSEN'S sole liability, and DT'S sole remedy against PAULSEN on account of any claim relating to the quality or performance of any PAULSEN Hardware and/or DT Hardware, whether such claim shall be based upon principles of contract, or warranty, negligence or other tort, breach of any statutory duty, or otherwise. If for any reason PAULSEN should fail to meet its obligations pursuant hereto, PAULSEN'S liability to DT nevertheless shall be limited to the fee paid by DT to PAULSEN with respect to the product or products with respect to which any such claim is asserted.

c)  Limitation of Liability

UNDER NO CIRCUMSTANCES SHALL PAULSEN BE LIABLE TO DT ON ACCOUNT OF ANY CLAIM (WHETHER BASED UPON PRINCIPLES OF CONTRACT, WARRANTY, NEGLIGENCE OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY, THE FAILURE OF ANY LIMITED REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE, OR OTHERWISE) FOR ANY SPECIAL, CONSEQUENTIAL INCIDENTAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, OR FOR ANY DAMAGES OR SUMS PAID BY DT TO THIRD PARTIES, EVEN IF PAULSEN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

d)  DT Warranty

DT will make no warranty, guarantee or representation, whether written or oral, on PAULSEN'S behalf.

12) Failure of Trademark Protection

In the event PAULSEN is unable to secure trademark registration in the Territory, this Agreement shall continue in full force and effect and DT shall make no claim whatsoever against PAULSEN.


13) Confidentiality

DT acknowledges that in the course of performing its obligations hereunder it will receive information which is confidential and proprietary to PAULSEN. DT agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties. PAULSEN acknowledges that over the term of the Agreement it will receive information which is confidential and proprietary to the DT and PAULSEN agrees not to use such information except in performance of this Agreement and not to disclose such information to third parties.

14) General

a)  Waiver and Modification

No waiver or modification of the Agreement shall be effective unless in writing and signed by the party against whom such waiver or modification is asserted. Waiver by either party in any instance of any breach of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach of the same of any other term or condition hereof. None of the terms or conditions of this Agreement shall be deemed to have been waived by course of dealing or trade usage.

b)  Notices

All notices and demands hereunder shall be in writing and shall be served by personal delivery or by mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices or demands by mail shall be by certified or registered airmail, return receipt requested, and shall be deemed complete upon receipt. If receipt of such notice or demand is refused or a party has changed its address without informing the other, the notice shall be deemed to have been given and received upon the fourteenth
(14th) day following the date upon which it is first postmarked by the postal service of the sender's nation. All notices and demands hereunder will be in the English language and will control when interpreting the notice or demand.

c)  Attorney's Fee

In the event any litigation is brought by either party in connection with this Agreement, the prevailing party in such litigation shall be entitled to recover from the other party all the costs, attorney's fees and other expenses incurred by such prevailing party in the litigation.

d)  Effective Date

This Agreement shall become effective only after DT has signed it and it is accepted by PAULSEN, and its effective date shall be the date on which it is signed by PAULSEN.

e)  Choice of Law, Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada. The parties agree that any claim asserted in any legal proceeding by one party against the other shall be commenced and maintained in any provincial or federal court located within the Province of British Columbia, having subject matter jurisdiction with respect to the dispute between the parties. Both parties hereby submit to the jurisdiction of such courts over each of them personally in connection with such litigation, and waive any objection to venue in such courts and any claim that such forum is an inconvenient forum. The English language version of this Agreement controls when interpreting this Agreement.

f)  Severability

In the event that any provision of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

g)  Force Majeure

PAULSEN shall not be responsible for any failure to perform due to unforeseen circumstances or to cause beyond PAULSEN'S control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation facilities, fuel, energy, labor or materials.

h)  Entire Agreement

This Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreement previously existing between the parties with respect to such subject matter.

i)  Benefits of Agreement

The term of this Agreement are intended solely for the benefit of the parties hereto. They are not intended to confer upon any third party the status of a third party beneficiary. Except as otherwise provided for by this Agreement, the terms hereto shall inure to the benefit of, and be binding upon, the respective successors and assign of the parties hereto.

j)  Titles and Headings

All titles and headings in this Agreement are for clarification and assistance to the reader, and do not form a part of the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date specified below.


PAULSEN


Signature: /s/ Adele Paulsen
           -----------------
Printed Name: Adele Paulsen
Date Signed: May 1, 2004


Dura Track Enterprises, Ltd.

Signature: /s/ Darrel Crimeni
           ------------------
Printed Name: Darrel Crimeni
Date Signed: May 1, 2004


Effective Date: May 1, 2004




                         Exhibit A - Paulsen Products

Products

Item No      Quantity per Box        Name             Description

D15          500                     End Lock         Product is used to snap
                                                      on to the end of a hand
                                                      drawn drapery track for
                                                      two purposes. One, to
                                                      stop the glides on the
                                                      drapery track to not
                                                      slip off the end and
                                                      second, to provide a
                                                      fastener for the last
                                                      pin on the out side
                                                      edges of each drape.

D17          200                     Wall Bracket     Product is used to
                                                      fasten the drapery rod
                                                      to the wall above the
                                                      window. Once the
                                                      bracket is fastened the
                                                      "c" channel drapery
                                                      track snaps into the
                                                      bracket. Used for both
                                                      hand drawn and cord
                                                      drawn drapery tracks.

D21          200 Pairs               End Pulley       These components are
                                                      usually used in pairs
                                                      attached to the ends of
                                                      a cord drawn drapery
                                                      track. These components
                                                      service two purposes,
                                                      they have a set of
                                                      wheels that allow the
                                                      drapery cord to operate
                                                      smoothly and provide a
                                                      fastener for the last
                                                      pin on the out side
                                                      edges of each drape.

D23          200                     Floor Pulley     This component used for
                                                      cord drawn drapery
                                                      tracks and is either
                                                      fastened to the wall or
                                                      the floor.  It contains
                                                      a wheel and is spring
                                                      loaded to help keep
                                                      tension on the
                                                      operating cord for the
                                                      drapery track.

D25         200                     Fling Rod         This component is used
                                                      with hand drawn drapery
                                                     tracks and is attached
                                                     to the leading glide or
                                                     fastener of the drapery
                                                     to allow hand closing
                                                     and opening of a drape.

D27         200 Pairs              Master Glides     These components are
                                                     usually used in pairs
                                                     for both hand drawn and
                                                     cord drawn drapery
                                                     tracks.  The master
                                                     glides have overlapping
                                                     arms that allow the
                                                     draperies in the center
                                                     of a pair to overlap for
                                                     privacy.




      Exhibit B - Territory and Respective Appointment ("Territory")

Territory

The World market

Term

The term of this Agreement shall be thirty-six (36) months from the Effective Date.

Renewal Option

This Agreement may be renewed at the DT'S sole option for a subsequent term of up to thirty-six (36) months.